Exhibit 10.1

REPARE THERAPEUTICS INC.

AMENDED AND RESTATED OPTION PLAN

TABLE OF CONTENTS

SECTION 1. INTERPRETATION AND ADMINISTRATIVE PROVISIONS		1
1.1	Purpose	1
1.2	Definitions	1
1.3	Administration	4
1.4	Governing Law	5
1.5	Section 409A	5
1.6	Shares Reserved for Issuance	5

SECTION 2. OPTIONS		5
2.1	Grant of Options	5
2.2	Incentive Stock Options	6
2.3	Prohibition on Transfer or Assignment of Options	6
2.4	Cessation of Employment	7
2.5	End of Participation	7
2.6	Liquidity Event	7
2.7	Assumption or Substitution	8
2.8	Agreements	8
2.9	Exercise of Option	8
2.10	Cashless Exercise	9
2.11	Notation on Share Certificates	9
2.12	Participants are not Shareholders	10

SECTION 3. GENERAL		10
3.1	Capital Adjustments	10
3.2	Non-Exclusivity	11
3.3	Unfunded Plan	11
3.4	Successors and Assigns	11
3.5	Amendment and Termination	11
3.6	No Special Rights	11
3.7	Other Employee Benefits	12
3.8	Compliance with Legislation	12
3.9	Tax Consequences	12
3.10	No Liability	12
3.11	Dispute Resolution	12
3.12	Shareholder Approval	13
3.13	Language	13
3.14	Effective Date	13

REPARE THERAPEUTICS INC.

AMENDED AND RESTATED OPTION PLAN

Section 1. Interpretation and Administrative Provisions

1.1	Purpose

The purposes of the Plan are to (i) support the achievement of the Company’s performance objectives, (ii) promote the alignment of interests of key directors, officers, employees and consultants with the success of the Company, and (iii) provide compensation opportunities to attract, retain and motivate directors, officers, employees, and consultants of the Company and its Affiliates.

1.2	Definitions

For the purposes of the Plan, the following terms have the following meanings:

“Act” means the Canada Business Corporations Act, as the same may be amended from time to time and any successor legislation thereto, except where otherwise expressly provided.

“Affiliate” has the meaning attributed to that term in the Act.

“Arbitration Notice” has the meaning specified in Section 3.11.

“Board” means the board of directors of the Company, as constituted from time to time.

“Cause” means, with respect to any Participant, “Cause” as defined in any employment or consulting agreement between a Participating Company and such Participant (or any Person through whom such Participant’s services are contracted), or in the absence of such a definition, in the case of a Participant that is an employee of a Participating Company, anything that would constitute cause for the termination of employment at common law as interpreted by the Courts of the Province of Ontario from time to time (including, any sexual harassment or violence in the workplace), or in the case of a Participant that provides consulting services to a Participating Company, anything that would constitute a material breach of terms of the engagement in respect of such consulting services. For greater certainty, the definition of “Cause” where not defined in any employment or consulting agreement shall include, but shall not be limited to:

(a)	Participant’s conviction of a felony or indictable offence;

(b)

Participant’s commission of any fraud, as confirmed by a court of competent jurisdiction, against any Participating Company or any of their respective employees, agents, collaborators, shareholders, contractors or customers or use or intentional appropriation for Participant’s personal use or benefit of any funds or properties of any Participating Company; or

(c)

Participant’s commission of a criminal act of dishonesty or any reprehensible behavior or activity that could reasonably be expected to have an adverse effect, either directly or indirectly, on any Participating Company.

“Change of Control” means the occurrence of any of the following events:

(a)

the acquisition of the Company by another entity by means of any transaction or series of related transactions (including any reorganization, amalgamation, arrangement, business combination, merger or consolidation or share transfer, but excluding any such transaction effected primarily for the purpose of changing the domicile of the Company), unless the Company’s shareholders of record immediately prior to such transaction or series of related transactions (Affiliates thereof) hold, immediately after such transaction or series of related transactions, at least 50% of the voting power of the surviving or acquiring entity (provided that the sale by the Company of its securities for the purposes of raising additional funds shall not constitute a Change of Control hereunder, including any sale of securities in consideration for the cancellation or conversion of any indebtedness of the Company); or

(b)

the sale, lease, exclusive license, transfer or other disposition of all or substantially all of the assets or Intellectual Property Rights (as defined in the Shareholders Agreement) of the Company and any of its subsidiaries, on a consolidated basis (except to an Affiliate).

“Code” means the United States Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended from time to time.

“Company” means Repare Therapeutics Inc. and includes any successor to Repare Therapeutics Inc. resulting from any amalgamation, merger, arrangement or other reorganization of or including Repare Therapeutics Inc. or any continuance of Repare Therapeutics Inc. under the laws of another jurisdiction.

“Consultant” means any natural person providing consulting services (excluding services as a director) to a Participating Company and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Convertible Securities” means any share, right, unit, option, warrant or any other security, including, without limitation, any debenture, loan, note or any other instrument or agreement evidencing indebtedness of the Company, which may be converted or exchanged into Shares or which carries a right to acquire Shares.

“Disability” means the mental or physical state of an individual such that:

(a)

the Board or the Board of any Subsidiary Corporation, other than such individual, determines that such individual has been unable, due to illness, disease, mental or physical disability or similar cause, to fulfill his or her obligations as an employee or officer or director of the Company or any Subsidiary Corporation either for any consecutive four month period or for any period of six months (whether or not consecutive) in any consecutive 12 month period; or

(b)	a court of competent jurisdiction has declared such individual to be mentally incompetent or incapable of managing his or her affairs.

“Dispute” has the meaning specified in Section 3.11.

“Eligible Person” means any employee, officer, independent director or Consultant of or to a Participating Company (and includes any such Person who is on a leave of absence authorized by the Board) who is described in Section 701 of the United States Securities Act of 1933, as amended.

“Exercise Price” means the price an optionholder must pay to exercise an Option to acquire a Share as determined by the Board at the date of grant of such Option provided that in no event shall the exercise price be less than the fair value of a Share at the date of grant of such Option as determined by the Board.

“Fair Market Value” means the fair market value of the Shares determined in good faith by the Board based on the reasonable application of a reasonable valuation method not inconsistent with Section 409A of the Code.

“Fully Diluted Basis” means the number of Shares outstanding at any time on an as-converted basis assuming that all Convertible Securities have been converted or exchanged into Shares.

“Incentive Stock Option” means an option that meets the requirements of Section 422 of the Code or any successor provision and is designated as such in the applicable Option Agreement.

“Liquidity Event” means, to the extent approved in accordance with the terms of the Shareholders Agreement:

(a)	a voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company;

(b)	a Change of Control;

(c)	any other event so designated by the Board.

“Non Qualified Stock Option” means an option that is not intended to be or does not meet the requirements of an Incentive Stock Option. Any Option granted by the Board that is not designated as an Incentive Stock Option in the applicable Option Agreement will be a Non Qualified Stock Option.

“Notice of Exercise” has the meaning set out in Section 2.9.

“Notice of Surrender” has the meaning set out in Section 2.10.

“Option” means a right granted to an Eligible Person to purchase one or more Shares pursuant to the terms of the Plan.

“Option Agreement” has the meaning set out in Section 2.8.

“Parent Corporation” has the meaning set forth in Section 424(e) of the Code, and any successor Code sections.

“Participant” means any Person to whom an Option has been granted.

“Participating Company” means any of Repare Therapeutics Inc. and such of its Affiliates as are designated by the Board from time to time.

“Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted.

“Plan” means this Amended and Restated Option Plan of the Company, as amended from time to time.

“Share” means a common share of the Company.

“Shareholders Agreement” means the second amended and restated unanimous shareholders agreement of the Company and all schedules and appendices, if any, attached thereto, in each case as they may be amended, restated, supplemented or replaced from time to time.

“Subsidiary Corporation” has the meaning set forth in Section 424(f) of the Code, and any successor Code sections.

“Substitution Event” has the meaning specified in Section 2.7.

“Termination Date” means (i) with respect to a Participant who is an employee or officer of a Participating Company, such Participant’s last day of active employment and does not include any period of statutory, reasonable or contractual notice or any period of deemed employment or salary continuance, (ii) with respect to a Participant who is a Consultant, the date such Consultant ceases to provide services to a Participating Company, and (iii) with respect to a Participant who is a director, the date such Person ceases to be a director of a Participating Company, and “Terminate” and “Terminated” have corresponding meanings.

“Transfer” includes any sale, exchange, assignment, gift, disposition, mortgage, charge, pledge, encumbrance, grant of security interest or any arrangement by which possession, legal title or ownership passes from one Person to another, or to the same Person in a different capacity, whether or not voluntary and whether or not for value, and any Agreement to effect any of the foregoing; and the words “Transferred”, “Transferring” and similar words have corresponding meanings.

“U.S. Participant” means any Eligible Person who is a United States citizen or United States resident alien as defined for purposes of Section 7701(b)(1)(A) of the Code.

In the Plan, unless the context otherwise requires, words importing the singular include the plural and vice versa, and words importing gender include all genders.

1.3	Administration

The Plan will be administered by the Board which has the sole and absolute discretion to: (i) grant Options to Eligible Persons; (ii) determine all attributes of such Options, including the Exercise Price, vesting, terms, limitations, restrictions and conditions of such grants; (iii) interpret and administer the Plan; (iv) establish, amend and rescind any rules and regulations relating to the Plan (subject to obtaining any required regulatory approval or shareholder approval, including any approval required pursuant to the Shareholders Agreement); and (v) make any other determinations that the Board deems necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan, in the manner and to the extent the Board deems, in its sole and absolute discretion, necessary or desirable (subject to obtaining any required regulatory approval or shareholder approval, including any approval required pursuant to the Shareholders Agreement). Any decision of the Board with respect to the administration and interpretation of the Plan shall be conclusive and binding on the Participants.

1.4	Governing Law

The Plan is to be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

1.5	Section 409A

Compensation payable under the Plan to U.S. Participants is intended not to be subject to U.S. federal income tax under Section 409A of the Code and the Plan shall be construed, interpreted and administered in compliance with such intent. The Board is hereby authorized to amend the Plan or any Option granted to a U.S. Participant under the Plan to achieve such intent. A Non Qualified Stock Option shall not be granted to a U.S. Participant unless the exercise price equals or exceeds the Fair Market Value of the Shares on the date of grant and the Shares constitute “service recipient stock” within the meaning of Section 409A of the Code.

1.6	Shares Reserved for Issuance

A number of authorized and unissued Shares representing 24,697,408 Shares will be reserved and available for issuance upon exercise of Options granted under the Plan and shall be the maximum number of Shares that may be issued under this Plan, provided that Shares reserved for issuance pursuant to Options which are cancelled or terminated without having been exercised will again be available for issuance under the Plan. Up to a maximum number of 24,697,408 Shares may be issued pursuant to the Incentive Stock Options.

Section 2. Options

2.1	Grant of Options

(a)

The Board may grant Options to any Eligible Person in accordance with principles to be established by the Board from time to time, in its sole discretion. The award of an Option to an Eligible Person at any time shall neither entitle such Eligible Person to receive nor preclude such Eligible Person from receiving a subsequent grant of an Option and shall not restrict in any way the right of a Participating Company to terminate the Eligible Person’s employment, engagement or directorship.

(b)

Unless otherwise determined by the Board in accordance with the Shareholders Agreement, Options shall vest as provided in the form of Option Agreement attached as Schedule A; provided that, subject to the terms of any employment or other agreement between the Participant and a Participating Company or the Board expressly providing to the contrary, Options which are not vested prior to a Participant’s Termination Date shall not become vested thereafter.

(c)

Notwithstanding the other provisions of this Section 2.1, Options must be exercised no later than 10 years after the date of grant or such shorter period as the Board may determine in its sole discretion.

2.2	Incentive Stock Options

The following additional provisions will apply only to Incentive Stock Options granted under the Plan:

(a)

No Incentive Stock Option may be granted to any Eligible Person who, at the time such Option is granted, (i) is not an employee of the Company or any Parent Corporation or Subsidiary Corporation of the Company or (ii) owns (or is deemed to own by reason of the attribution rules of Section 424(d) of the Code) securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or any Parent Corporation or Subsidiary Corporation of the Company, except that with respect to provision (ii) hereof such an Option may be granted to an employee if, at the time the Option is granted, the Exercise Price is at least one hundred ten percent (110%) of the fair value of the Shares subject to the Option, and the Option by its terms is not exercisable after the expiration of five (5) years from the date the Option is granted.

(b)

To the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options (without regard to this Section 2.2(b)) are exercisable for the first time during any calendar year (under all plans of the Company or any Parent Corporation or Subsidiary Corporation of the Company) exceeds U.S. $100,000 (such fair value to be determined as of the grant date of the respective Incentive Stock Options), such Options will be treated as Non Qualified Stock Options. This Section 2.2(b) will be applied by taking Options into account in the order in which they were granted. If some but not all Options granted on any one day are subject to this Section 2.2(b), then such Options will be apportioned between Incentive Stock Option and Non Qualified Stock Option treatment in such manner as the Board will determine, subject to applicable Code requirements.

(c)	No Incentive Stock Option may be granted more than ten (10) years from the date the Plan is adopted or the date the Plan is approved by shareholders, whichever is earlier.

(d)

The exercise price per share for any Incentive Stock Options shall not be less than 100 percent of the Fair Market Value of such Shares on the date of grant, subject to increase as provided in Section 2.2(a)(ii).

(e)

No Incentive Stock Option may be granted which is exercisable more than (i) 12 months following the date on which the Participant’s employment terminates, if such termination is due to death or disability (within the meaning of Code § 422(c)), or (ii) three months following the date on which the Participant’s employment terminates, if such termination is due to any reason other than death or disability (within the meaning of Code § 422(c)).

2.3	Prohibition on Transfer or Assignment of Options

Options are personal to the Participant and only exercisable by the Participant during his or her lifetime. No Participant may deal with any Option or any interest in it or Transfer any Option now or hereafter held by the Participant other than by will or the laws of descent and distribution. A purported Transfer of any Option will not be valid, and the Company will not issue any Share upon the attempted exercise of a Transferred Option.

2.4	Cessation of Employment

If a Participant ceases to be an Eligible Person for any reason whatsoever other than death, Disability or termination for Cause, each vested portion of an Option held by the Participant will cease to be exercisable 60 days after the Termination Date or such longer period as the Board may determine in its sole discretion. If any portion of an Option has not vested by the Termination Date, that portion of the Option shall be terminated and may not under any circumstances be exercised by the Participant. The previous sentence will apply regardless of whether the Participant was dismissed with or without Cause. If a Participant dies or ceases to be an Eligible Person due to Disability, the legal representatives of the Participant may exercise the Participant’s vested portion of Options within six months (or such longer period as the Board may determine in its sole discretion) after the date of the Participant’s death or the date the Participant ceases to be an Eligible Person due to Disability, to the extent such Options were by their terms exercisable as of the date of death or the date the Participant ceases to be an Eligible Person due to Disability, as applicable. If a Participant is terminated for Cause, each Option held by the Participant, whether vested or unvested, shall immediately be terminated and may not be exercised by the Participant. Notwithstanding the foregoing, no Option may be exercised after its stated expiration. Prior to receipt of any Shares on the exercise of any Option, the Participant must agree to be bound by the Shareholders Agreement (if such Participant is not already a party to such agreement). All Shares issued on the exercise of the Option will be subject to all of the provisions of the Shareholders Agreement, including restrictions on voting, transfer and liquidity and repurchase provisions.

2.5	End of Participation

At the time a Participant ceases to hold Options which are or may become exercisable, the Participant ceases to be a Participant.

2.6	Liquidity Event

(a)

Subject to satisfaction of the terms of the Shareholders Agreement, in the event of a Liquidity Event or a potential Liquidity Event, the Board shall have the power to accelerate the vesting of any unvested Options in connection with such Liquidity Event in its sole discretion and/or to make such changes to the terms of the Options as it considers fair and appropriate in the circumstances, acting reasonably, including but not limited to: (i) otherwise modifying the terms of the Options to assist the Participants to participate in any transaction or arrangement leading to a Liquidity Event; (ii) upon written notice to Participants, provide that all unexercised vested (and if so determined by the Board, unvested) Options will terminate prior to the consummation of the Liquidity Event without payment of any consideration unless those Options which have vested are exercised by respective Participants within a specified number of days following the date of the notice, (iii) in a case where holders of Shares will receive cash or other consideration for each Share surrendered in connection with a Liquidity Event, provide for the delivery to each Participant of the cash or other consideration that the Participant would have received had the Participant exercised all of the Participant’s outstanding vested (and if determined by the Board, unvested) Options immediately prior to such Liquidity Event (less the amount the Participant would have been required to pay to the Company on that exercise, in cash or in a portion of any other consideration having a fair value equal to the amount), in exchange for termination of all of the Participant’s Options; (iv) suspend early exercise rights and/or option exercises during a limited period of time preceding the Liquidity Event if administratively necessary to facilitate the closing of the Liquidity Event transaction; (v) providing for any escrow, holdback, indemnification, earn-out or other similar provisions to apply to any payments to be made to Participants with respect to their Options to the same extent and in the same proportionate manner as such provisions apply to the shareholders selling shares in the capital of the Company; and/or (vi) terminating, conditionally or otherwise, the Options not exercised upon the successful completion of such Liquidity Event.

(b)

The Company shall provide a Participant with not less than ten days’ prior written notice of any proposed Liquidity Event together with such information respecting the proposed transaction as may reasonably be required by the Participant to determine whether to exercise the Options in connection with such event. Any exercise of the Options by a Participant may be conditioned upon the closing of such Liquidity Event. If the Liquidity Event is not completed within the time contemplated by such event, if any (as the same may be extended), any Options for which vesting was accelerated shall be reinstated as unvested Options and if any such Options were exercised, the Shares issued upon exercise shall be returned by the Participant to the Company and reinstated as authorized but unissued Shares and the original terms applicable to such Options shall be reinstated.

2.7	Assumption or Substitution

In the event of (i) a merger, amalgamation, or other transaction pursuant to which the Shares as a whole are converted into other property, whether in the form of securities of another Person, cash or otherwise, which is not a Liquidity Event, or (ii) a Liquidity Event in respect of which the Board does not exercise its discretion to accelerate the vesting of any unvested Options in full (each, a “Substitution Event”), then any successor or acquiring Person shall assume any Option outstanding under the Plan or shall substitute similar Options (including an award to acquire the same net after tax consideration paid to the securityholders in the transaction effecting the Substitution Event) for those Options outstanding under the Plan. Any such assumption or substitution of Options shall, to the extent applicable, be made in accordance with Sections 409A and 424 of the Code. In the event any successor or acquiring Person refuses to assume such Options or to substitute similar stock options for those Options outstanding under the Plan, then with respect to such Options, the vesting of such Options (and, if applicable, the time during which such Options may be exercised) shall be accelerated in full, prior to the completion of such Substitution Event, and the Options shall terminate if not exercised (if applicable) at or prior to the completion of such Substitution Event. The provisions of Sections 2.6(a) and 2.6(b) shall apply to any Substitution Event in addition to any Liquidity Event.

No fractional Shares or other security shall be issued upon the exercise of any Option and accordingly, if as a result of a Substitution Event, a Participant would become entitled to a fractional security, such Participant shall have the right to acquire only the next lowest whole number of Shares or other securities and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

2.8	Agreements

Each Option must be confirmed by an agreement (an “Option Agreement”) in substantially the form attached hereto as Schedule A.

2.9	Exercise of Option

In order to exercise an Option or portion thereof, the applicable portion of the Option must be vested (including vesting as a result of an acceleration of vesting) and the Participant must file with the Chief Executive Officer of the Company a completed notice of exercise in the form attached hereto as Schedule B (a “Notice of Exercise”) and must agree to be bound by the

Shareholders Agreement. The Exercise Price of each Option in respect of each Share purchased under such Option and amounts in respect of any applicable withholding taxes must be paid to the Company in full by bank draft, certified cheque or wire transfer of immediately available funds at the time of exercise. Upon receipt of payment in full of the Exercise Price in respect of each Option and subject to the terms of the Plan, the number of Shares in respect of which the subject Option is exercised will be duly issued as fully paid and non-assessable.

2.10	Cashless Exercise

In lieu of exercising an Option (other than an Incentive Stock Option) for cash, the Participant may elect, subject to the sole and entire discretion of the Company to accept such election, to surrender such Option and receive in exchange therefor that number of Shares, disregarding fractions, equal to the value (as determined below) of such Option being exercised, by providing a Notice of Surrender, in which event the Company, if it is willing to accept such election, shall issue to the Participant, upon surrender, that number of Shares calculated using the following formula:

X = Y(A-B)/A

Where           X = the number of Shares to be issued to the Participant upon such cashless exercise

Y = the number of Shares underlying the Options being exercised

A= The fair market value of one Share as determined by the Board as at the date of such cashless exercise if such fair market value is greater than the Exercise Price.

B= Exercise Price.

2.11	Notation on Share Certificates

All certificates representing Shares will have the following statements conspicuously noted thereon:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) [DATE SECURITY ISSUED] AND (ii) THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF REPARE THERAPEUTICS INC. THAT THIS SECURITY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO REPARE THERAPEUTICS INC., (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (C) IN ANOTHER TRANSACTION THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT

UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (B) OR (C), IN THIS PARAGRAPH ABOVE, A LEGAL OPINION OR OTHER CERTIFICATION OR EVIDENCE SATISFACTORY TO REPARE THERAPEUTIC INC. MUST FIRST BE PROVIDED TO REPARE THERAPEUTIC INC.

THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN UNANIMOUS SHAREHOLDER AGREEMENT BY AND AMONG THE SHAREHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF SHARES OF THE CORPORATION, AS AMENDED AND/OR RESTATED FROM TIME TO TIME. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”

A new certificate bearing no United States securities legend may be obtained from Repare Therapeutics Inc. or any duly appointed transfer agent for these securities upon delivery of this certificate and a duly executed declaration and, if requested by Repare Therapeutics Inc. or any duly appointed transfer agent for these securities, an opinion of counsel of recognized standing, in a form satisfactory to Repare Therapeutics Inc. and any duly appointed transfer agent for these securities, to the effect that the sale of the securities represented hereby is being made in compliance with Rule 904 of Regulation S under the Securities Act. Delivery of this certificate may not constitute “good delivery” in settlement of transactions on stock exchanges in Canada.

2.12	Participants are not Shareholders

A Participant is not, and is not deemed to be, a shareholder of the Company and has no rights as a shareholder of the Company, until an Option is properly exercised and the Shares issued.

Section 3. General

3.1	Capital Adjustments

In the event of any stock dividend, share split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of the Company’s assets to shareholders, or any other change in the Shares of the Company, the Board will make such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change (for the purpose of preserving the value of the Options), with respect to (i) the number or kind of shares or other securities reserved for issuance pursuant to the Plan; and (ii) the number or kind of shares or other securities subject to unexercised Options previously granted and the Exercise Price of those Options provided, however, that no substitution or adjustment will obligate the Company to issue or sell fractional shares. The existence of any Options does not affect in any way the right or power of any Participating Company or any of their respective shareholders to make, authorize or determine any adjustment, recapitalization, reorganization or any other change in the capital structure or the business of, or any amalgamation, merger or consolidation involving, to create or issue any bonds, debentures, shares or other securities of, or to determine the rights and conditions attaching thereto, to effect the dissolution or liquidation of or any sale or transfer of all or any part of the assets or the business of, or to effect any other corporate act or proceeding relating to, whether of a similar character or otherwise, such Participating Company, whether or not any such action would have an adverse effect on the Plan or any Option granted hereunder. Any such adjustments shall, to the extent applicable, be made in accordance with paragraph 7(1.4) of the Income Tax Act (Canada) or Sections 409A and 424 of the Code, as applicable.

3.2	Non-Exclusivity

Nothing contained herein will prevent the Board from adopting other or additional compensation arrangements for the benefit of any Participant or any other Person, subject to any required regulatory, shareholder or other approval (including, without limitation, any approval required pursuant to the Shareholders Agreement).

3.3	Unfunded Plan

To the extent any individual holds any rights under the Plan, such rights (unless otherwise determined by the Board) shall be no greater than the rights of a general unsecured creditor of the Company.

3.4	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the personal legal representatives of a Participant, or any receiver or trustee in bankruptcy or representative of the Company’s or Participant’s creditors.

3.5	Amendment and Termination

(a)

The Board may amend, suspend or terminate the Plan or any portion thereof at any time in accordance with applicable legislation, and subject to any required regulatory, shareholder or other approval (including, without limitation, any approval required pursuant to the Shareholders Agreement). No amendment, suspension or termination may materially adversely affect any Options or any rights pursuant thereto granted previously to any Participant without the consent of that Participant.

(b)

If the Plan is terminated, the provisions of the Plan and any administrative guidelines and other rules adopted by the Board that are in force at the time the Plan was terminated, will continue in effect as long as an Option or any rights pursuant thereto remain outstanding. However, notwithstanding the termination of the Plan, the Board may make any amendments to the Plan and the Options it would be entitled to make if the Plan were still in effect.

(c)

With the consent of the Participant affected thereby to the extent that the change is adverse to such Participant, the Board may amend or modify any outstanding Option in any manner to the extent that the Board would have had the authority to initially grant the award as so modified or amended, including without limitation, to change the date or dates as of which, or the price at which, an Option becomes exercisable, subject to the prior approval of the relevant stock exchanges, if any.

3.6	No Special Rights

Nothing contained in the Plan or in any Option or Option Agreement will confer upon any Participant any right to the continuation of the Participant’s employment or engagement by (including, as a Consultant), or directorship with, a Participating Company or interfere in any way with the right of any Participating Company at any time to terminate that employment, engagement (including, as a Consultant) or directorship or to increase or decrease the compensation of the Participant.

3.7	Other Employee Benefits

The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or the sale of Shares received upon an exercise of an Option will not constitute compensation with respect to which any other employee or similar benefits of that Participant are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, insurance or salary continuation plan, except as otherwise specifically determined by the Board in its sole discretion.

3.8	Compliance with Legislation

The Board may postpone any exercise of any Option or the issue of any Shares upon exercise of an Option granted pursuant to the Plan for as long as the Board in its discretion may deem necessary in order to (i) permit the Company to effect or maintain qualification of the Shares issuable pursuant thereto under the securities laws of any applicable jurisdiction, or to determine that the Shares are exempt from that qualification or (ii) comply with applicable law. The Company is not obligated by any provision of the Plan or grant of Options hereunder to sell or issue Shares in violation of any applicable law. In addition, if the Shares are listed on a stock exchange, the Company will have no obligation to issue any Shares pursuant to the Plan until such Shares have been duly listed and posted for trading on such exchange.

3.9	Tax Consequences

It is the responsibility of the Participant to complete and file any tax returns which may be required under Canadian and other tax laws within the periods specified in those laws as a result of the Participant’s participation in the Plan. The Company shall not be held responsible for any tax consequences to the Participant as a result of the Participant’s participation in the Plan. If the Company is required under applicable law to withhold and remit to the applicable governmental authority an amount on account of tax in respect of any amount paid hereunder, the Participant shall (i) pay to the Company sufficient cash as is reasonably determined by the Company to be the amount necessary to permit the required tax remittance, or (ii) make other arrangements acceptable to the Company to fund the required tax remittance.

3.10	No Liability

The Company shall not be liable to any Participant for any loss resulting from a decline in the value of any Shares.

3.11	Dispute Resolution

Any dispute arising out of this Agreement (a “Dispute”), will be resolved by arbitration in accordance with this Section 3.11.

(a)

A party may commence arbitration of a Dispute by delivering to the other party a written notice of arbitration (the “Arbitration Notice”). The Arbitration Notice will contain a concise description of the matters submitted for arbitration, including the facts supporting the party’s position, the points at issue and the relief sought.

(b)	The arbitration will be conducted in accordance with this Section 3.11 and the Arbitration Act, 1991 (Ontario).

(c)

The arbitral tribunal will consist of a single arbitrator. The single arbitrator will be appointed by mutual agreement of the parties or, if they do not agree within 10 business days following the delivery of the Arbitration Notice, by the ADR Institute of Canada Inc., acting solely as an appointing authority.

(d)

The arbitration will be take place in Montreal, Quebec and the language of the arbitration shall be English, provided that witnesses shall be permitted to testify in the language of their choice between French and English and simultaneous translation will be provided if such witnesses testify in French.

(e)

The award will deal with the question of costs of arbitration, which may include the arbitrators’ fees and expenses, the provision of a reporter and transcripts, reasonable legal fees and reasonable costs of preparations, as appropriate.

(f)	The arbitration award will be final and binding and will not be subject to appeal, whether on a question of law, of fact or of mixed law and fact.

(g)

The Parties agree that the arbitration will be kept confidential and that the existence of the proceeding and any element of it (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions and any awards) will not be disclosed beyond the arbitrator or arbitration tribunal, the Parties, their counsel and any Person necessary to the conduct of the proceeding, except as may lawfully be required in judicial proceedings relating to the arbitration or otherwise or as may be required by Law.

3.12	Shareholder Approval

The Plan must be approved by the shareholders of the Company within twelve (12) months after the adoption of the Plan by the Board.

3.13	Language

The parties to this Agreement have agreed that this Agreement as well as any document or instrument relating to it be drawn up in English. Les parties aux présentes ont convenu que la présente Convention ainsi que tous autres actes ou documents s’y rattachant soient rédigés en anglais seulement.

3.14	Effective Date

The Plan is effective as of the 3rd day of September, 2019.

[Signature Page Follows]

REPARE THERAPEUTICS INC.

Per:	/s/ Lloyd M. Segal
Lloyd M. Segal Chief Executive Officer, President and Secretary

[Signature Page – Amended and Restated Option Plan]